Exhibit 10.1


                               PURCHASE AGREEMENT


         This Purchase Agreement (this "Agreement"), dated as of February 17, 2004, is by and among BNP Residential Properties Inc., a Maryland corporation (the "Seller"), each Purchaser listed under the heading "Name of Direct Purchaser" on Schedule A (each, a "Direct Purchaser") and each Investment Adviser listed under the heading "Investment Advisers" on the signature pages hereto (each, an "Investment Adviser") who are entering into this Agreement on behalf of themselves (as to paragraph 4 of this Agreement) and those Purchasers which are a fund or individual or other investment advisory client of such Investment Adviser listed under their respective names on Schedule A (each, a "Client"). Each of the Direct Purchasers and Clients are referred to herein as individually, a "Purchaser" and collectively, the "Purchasers."

         WHEREAS, the Purchasers desire to purchase from the Seller, and the Seller desires to issue and sell to the Purchasers, in the aggregate 1,175,519.00 shares of common stock, par value $0.01 per share, of the Seller (the "Shares"), with the number of Shares acquired by each Purchaser set forth on Schedule A.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

         1. Purchase and Sale. Subject to the terms and conditions hereof, each Purchaser hereby agrees to purchase from the Seller, and the Seller agrees to issue and sell to the Purchasers, the Shares at a price per share of $11.75 for an aggregate purchase amount of $13,812,348.25 (the "Purchase Price"), with the number of Shares to be acquired by each Purchaser as set forth on Schedule A.

         2. Representations and Warranties of Purchaser. Each Purchaser represents and warrants with respect to itself that:

         (a) Due Authorization. Such Purchaser is duly authorized to purchase the Shares. This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes a legal, valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or
         (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

         (b) Information. Such Purchaser has received publicly available information, including quarterly and annual reports and information, documents and other reports with respect to the Company filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities and Exchange Act of 1934 as amended (the "Exchange Act"), furnished to such Purchaser or otherwise publicly available (the "Information").

         (c) Ownership of Shares of Common Stock. As of the date hereof and after giving effect to the issuance and sale of the Shares pursuant to this Agreement, such Purchaser, together with its respective subsidiaries and affiliates, will beneficially own


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

         (as defined under Section 13(d) of the Exchange Act) less than 5% of the issued and outstanding shares of common stock of the Company.

         (d) Purchaser Knowledge and Status. Such Purchaser is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act (as defined below)) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares, and it and any accounts for which it is acting are each able to bear the economic risk of such Purchaser's or its investment. Such Purchaser understands that the Shares are "restricted securities" and have not been registered under the Act and is acquiring the number of Shares provided herein in the ordinary course of its business and for its own account for investment only, has no present intention of distributing any of such Shares and has no arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting such Purchaser's right to sell Shares pursuant to the Registration Statement or otherwise). No person is authorized to make any representation in connection with the placement and sale of the Shares other than as set forth herein, and no person is authorized to provide any information that is inconsistent to that in the Information. Such Purchaser acknowledges that it has not received or relied on any such representations or information.

         3. Representations and Warranties of Seller. The Seller represents and warrants that:

         (a) As of the date of Closing and after giving effect to sale of the Shares pursuant to this Agreement, the Seller will meet the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"). Any reference in this Agreement to the Information shall be deemed to refer to and include the documents incorporated by reference therein as of the date hereof or the date of the Information, as the case may be.

         (b) Since the date as of which information is given in the Information, except as otherwise stated therein, (A) there has been no material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Seller and the subsidiaries of the Seller, if any (the "Subsidiaries") considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Seller or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Seller and its Subsidiaries considered as one enterprise, and (C) other than regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Seller on any class of its shares of common stock.

         (c) The Seller has been duly incorporated and is validly existing in good standing under the laws of the State of Maryland. Each of the Subsidiaries of the Seller has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization. Each of the Seller and its Subsidiaries has the required power and authority to own and lease its properties and to conduct its business as described in the Information; and each of the Seller and its Subsidiaries is duly qualified

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

         to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Seller and its Subsidiaries considered as one enterprise.

         (d) As of the date hereof, the authorized capital stock of the Seller consisted of 100,000,000 shares of common stock and 10,000,000 shares of convertible preferred stock, par value $.01 per share, of which 5,921,961 shares of common stock and 909,090 shares of Series B Cumulative Convertible Preferred Stock, are issued and outstanding. The issued and outstanding shares of common stock of Seller have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized, and when issued and delivered as contemplated hereby, will be validly issued, fully paid and non-assessable and will be listed, subject to notice of issuance, on the American Stock Exchange ("AMEX"), subsequent to Closing upon the Seller's Registration Statement being declared effective by the SEC; the Shares and the shares of common stock of the Seller conform to all statements relating thereto contained in the Information; and the issuance of the Shares is not subject to preemptive or other similar rights. No order halting or suspending trading in securities of the Seller nor prohibiting the sale of such securities has been issued to and is outstanding against the Seller or its directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened.

         (e) Neither the Seller nor any of its Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Seller or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Seller or any of its Subsidiaries is subject where such violation or default would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Seller and its Subsidiaries considered as one enterprise; and, the execution, delivery and performance of this Agreement, and the issuance and delivery of the Shares and the consummation of the transactions contemplated herein have been duly authorized by all necessary action and will not conflict with or constitute a material breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Seller or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Seller or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Seller or any of its Subsidiaries is subject, nor will any such action result in any violation of the provisions of the articles of incorporation, by-laws or other organizational documents of the Seller or any of its Subsidiaries or any applicable law, administrative regulation or administrative or court decree.

         (f) The Seller is organized in conformity with the requirements for qualification and, as of the date hereof and as of the Closing, operates in a manner that


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

         qualifies it as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder and will be so qualified after giving effect to the sale of the Shares.

         (g) The Seller is not required to be registered under the Investment Company Act of 1940, as amended.

         (h) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Seller, threatened or contemplated, against or affecting the Seller or any of its Subsidiaries, which is required to be disclosed in the Information (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Seller and its Subsidiaries considered as one enterprise, or which might materially and adversely affect their respective property or assets or which might materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Seller or any of its Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Information, including ordinary routine litigation incidental to its business, are, considered in the aggregate, not material to the business of the Seller and its Subsidiaries considered as one enterprise.

         (i) No authorization, approval or consent of any court or United States federal or state governmental authority or agency is necessary in connection with the sale of the Shares hereunder.

         (j) No authorization, approval or consent of the shareholders of the Seller is required or necessary in connection with the sale of the Shares pursuant to the articles of incorporation, by-laws or other organizational documents of the Seller or the rules and regulations of AMEX.

         (k) The Shares will be issued and sold pursuant to the registration exemption provided by Regulation D and Section 4(2) of the Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those United States jurisdictions in which Cohen & Steers Capital Advisors, LLC notifies the Seller that the Shares are being offered for sale.

         (l) The Seller and its Subsidiaries possess such material certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by them, and neither the Seller nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Seller and its subsidiaries considered as one enterprise, nor, to the knowledge of the Seller, are any such proceedings threatened or contemplated.

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

         (m) The Seller has full power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Seller and constitutes a legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

         (n) The Seller has good and marketable title to all of the properties and assets reflected in the audited financial statements contained in the Information, subject to no lien, mortgage, pledge or encumbrance of any kind except those reflected in such financial statements (or as otherwise described in the Information) or which are not material or which constitute customary provisions of mortgage loans secured by the Seller's properties creating obligations of the Seller with respect to proceeds of the properties, environmental liabilities and other customary protections for the mortgagees.

         4. Representation and Warranty of the Investment Advisers. To induce Seller to enter into this Agreement, each of the Investment Advisers hereby, jointly and severally, represent and warrant that:

         (a) It is an "investment adviser" as such term is defined under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is duly registered with the SEC or, in the case of Pinnacle Trust, a Texas trust company, is an investment adviser not required to be so registered pursuant to an exemption under the Advisers Act.

         (b) It is duly organized, validly existing and in good standing under the laws of its state of organization. It is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. It has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

         (c) It has been duly authorized to act as investment adviser on behalf of each of the Clients listed under its name on Schedule A hereto.

         (d) It has the power and authority to enter into and execute this Agreement on behalf of each of the Clients listed under its name on Schedule A hereto.

         (e) This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding agreement of such Investment Adviser, enforceable against it in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

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

         (f) In connection with the execution, delivery or performance of this Agreement, it is not required to make or obtain any consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality, including the SEC, or with any third party.

         (g) Neither the Investment Adviser nor any "person associated with an investment adviser" (as defined in the Advisers Act) thereof, as applicable, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser or has committed any act enumerated in Rule 206(4)-(4)(b) under the Advisers Act.

         (h) The Purchasers understand and agree that each certificate or other document evidencing any of the Shares shall be endorsed with the legend in substantially the form set forth below as well as any other legends required by applicable law and the Purchasers covenant that the Purchasers shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate and understands that the Seller shall refuse to register any transfer of Shares not complying with the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED, PLEDGED OR OTHERWISE ASSIGNED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

5.       Registration of the Shares; Compliance With the Act.

         (a) Registration Procedures and Expenses. The Seller shall:

         (1) subject to receipt of the necessary information from the Purchasers, as soon as practicable, but in no event later than thirty
         (30) days following the Closing, use best efforts to prepare and file with the SEC a Registration Statement on Form S-3 or any other appropriate registration statement of the Seller (the "Registration Statement") relating to the resale of the Shares by the Purchasers from time to time.

         (2) as soon as practicable, but in no event later than thirty (30) days following the Closing, use best efforts to list the Shares on AMEX for the resale of the Shares on

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



         AMEX or through the automated quotation system of NASDAQ or the facilities of any national securities exchange on which the common stock of the Seller is then traded or in privately-negotiated transactions;

         (3) use best efforts to cause the Registration Statement to become effective under the Act, no later than fifteen (15) days after the date of filing with the SEC, if the Registration Statement is not reviewed by the SEC, or no later than one hundred and twenty (120) days after the Closing, if the Registration Statement is reviewed by the SEC;

         (4) except as provided in Section 5(a)(7) below, use best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to (a) keep the Registration Statement continuously effective (b) maintain the Registration Statement free of, in the case of the Registration Statement, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the prospectus (including all amendments or supplements to the prospectus), any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in the case of clause (a) and (b), until the earlier of (i) the second anniversary of the date of Closing, (ii) the date on which the Purchasers may sell all Shares then held by the Purchasers within a three-month period without restriction by reason of Rule 144 under the Act ("Rule 144") or any other rule of similar effect, or (iii) such time as all Shares purchased by the Purchasers have been sold pursuant to a registration statement;

         (5) so long as the Registration Statement is effective covering the resale of Shares owned by the Purchasers, use best efforts to furnish to the Purchasers with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such reasonable number of copies of prospectuses (including all amendments or supplements to the prospectus) and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchasers; provided, however, that the obligation of the Seller to deliver copies of prospectuses to the Purchasers shall be subject to the receipt by the Seller of reasonable assurances from the Purchasers that the Purchasers will comply with the applicable provisions of the Act and of such other securities laws as may be applicable in connection with any use of such prospectuses;

         (6) notify the Purchasers and their respective counsel of the happening of any event, the existence of any condition or any information becoming known to the Seller that makes any statement made in the Registration Statement or the prospectus (including all amendments or supplements to the prospectus) or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading,


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

         and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (7) use commercially reasonable efforts to restrict any suspension on the use of the prospectus forming a part of the Registration Statement to no more than twenty (20) business days and to restrict suspensions within any 365-day period to no more than forty (40) business days in such period;

         (8) use best efforts to file documents required of the Seller for normal blue sky clearance in states specified in writing by the Purchasers; provided, however, that the Seller shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

         (9) bear all expenses in connection with the procedures in paragraphs
         (1) through (7) of this Section 5(a) and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchasers;

         (10) with a view to making available to Purchasers the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit Purchasers to sell Shares to the public without registration, the Seller covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of Purchasers' Shares may be resold within a given three-month period pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of Purchasers' Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Seller under the Act and under the Exchange Act; and
         (iii) furnish to the Purchasers upon request, as long as the Purchasers own any Shares, (A) a written statement by the Seller that it has complied with the reporting requirements of the Act and the Exchange Act, (B) a copy of the most recent annual report on Form 10-K or quarterly report of the Seller on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchasers of any rule or regulation of the SEC that permits the selling of any such Shares without registration; and

         (11) in the event that the Seller has not filed the Registration Statement with the SEC within thirty (30) days following the Closing, then, within five business days after the date thirty (30) days following the Closing and after the end of each 30-day period thereafter, to the extent the Registration Statement has not been filed as of the applicable date, the Seller shall pay to each Purchaser an amount in cash equal to $0.05 per Share held by each Purchaser.

         (12) in the event that the Seller has filed the Registration Statement

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

                  (i) and the SEC has elected not to review such Registration Statement (or has cleared all comments it has offered on the Registration Statement), then, within five business days after the date fifteen (15) days following the notice from the SEC of a decision not to review the Registration Statement (or of a decision that it has cleared all comments it has offered on the Registration Statement) and each fifteen (15) day period thereafter, if such Registration Statement has not been declared effective, the Seller shall pay to each Purchaser an amount in cash equal to $0.05 per Share held by each Purchaser, and

                  (ii) if the SEC has elected to review such Registration Statement, then,

                           (A) if the Seller has not provided a good faith written response to substantially all of the SEC's comments contained in the SEC's first comment letter within a period of thirty (30) days of receipt of such letter, and for each thirty (30) day period thereafter (the end of each such period being a "First Response Deadline") until such response is filed, the Seller shall pay to each Purchaser an amount in cash equal to $0.05 per share (pro-rated for each period subsequent to the initial First Response Deadline) held by each Purchaser within five business days of each First Response Deadline, and

                           (B) if the Seller has not provided a good faith written response to substantially all of the SEC's comments contained in any subsequent SEC comment letter within a period of fifteen (15) days of receipt of such letter, and for each thirty (30) day period thereafter (the end of each such period being a "Subsequent Response Deadline") until such response is filed, the Seller shall pay to each Purchaser an amount in cash equal to $0.05 per share (pro-rated for each period subsequent to the initial Subsequent Response Deadline) held by each Purchaser within five business days of each Subsequent Response Deadline

         (b) Indemnification. For the purpose of this Section 5(b):

                  (i) the term "Purchaser(s)" shall include the Purchaser(s) and any affiliate of such Purchaser; and

                  (ii) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 5(a).

         (1) The Seller agrees to indemnify and hold harmless each of the Purchasers and each person, if any, who controls any Purchaser within the meaning of the Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers or such controlling party may become subject, under the Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Seller), insofar as such losses, claims, damages, liabilities or expenses

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

         (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus (including all amendments or supplements to the prospectus), financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the rules and regulations promulgated under the Act, or the prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, or (in the case of the Registration Statement or any amendment thereof) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (in the case of the Prospectus and any amendment thereof or supplement thereto) arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Seller contained in this Agreement, or any failure of the Seller to perform its obligations hereunder or under law, and will reimburse each Purchaser and each such controlling person for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Seller will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Seller by or on behalf of any Purchaser expressly for use therein, or (ii) the inaccuracy of any representations made by such Purchaser herein or (iii) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchasers prior to the pertinent sale or sales by the Purchasers.

         (2) Each Purchaser will severally indemnify and hold harmless the Seller, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Seller within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Seller, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) the inaccuracy of any representation made by such Purchaser herein or (ii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or (in the case of the Registration Statement or any amendment thereof) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (in the case of the Prospectus and any amendment thereof or supplement thereto) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Seller by or on behalf of such Purchaser expressly for use therein, and will reimburse the Seller, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Seller, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

         (3) Promptly after receipt by an indemnified party under this Section 5(b) or notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5(b), promptly notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5(b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless
         (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

         (4) If the indemnification provided for in this Section 5(b) is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (1), (2) or (3) of this Section 5(b) in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller and the Purchasers from the placement of Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Seller and the Purchasers in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Seller on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Seller pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between (x) the amount such Purchaser paid for the Shares pursuant to this Agreement and (y) the closing price of the common stock of the Seller on AMEX on the date of the Closing (as defined below). The relative fault of such selling Purchaser and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Seller or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (3) of this Section 5(b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph
         (3) of this Section 5(b) with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (4); provided, however that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (3) for the purposes of indemnification. The Seller and each Purchaser agree that it would not be just and equitable if contribution pursuant to this
         Section 5(b) were determined solely by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 5(b), no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 5(b) are several and not joint.

         (5) With respect to RMR Real Estate Fund, a Massachusetts business trust (the "Trust"), reference is made to Article X, Section 2 of the Trust's declaration of trust, which is on file with the Secretary of State of The Commonwealth of Massachusetts. Notwithstanding anything else in this Agreement to the contrary, this Agreement has been executed by or on behalf of the Trust, by the Trustee or Trustees or by an officer or officers of the Trust in their capacity as such and not individually and, further, neither the shareholders of the Trust nor the Trustee nor any officers, employees, or agents (including the Trust's advisor) of the Trust shall be liable under this Agreement and all persons otherwise making a claim under this agreement shall look solely to the Trust estate for the payment of any such claim or for the performance thereof.

         6. Conditions to Obligations of the Parties. As a condition to Closing,
(i) each of the representations and warranties of the parties hereto shall be true and correct in all respects, (ii) the Purchasers shall have received an opinion from Alston & Bird LLP, dated as of February 20, 2004, substantially in the form attached hereto as Exhibit A, and (iii) the Purchasers shall have received a comfort letter from Ernst & Young LLP, dated as of February 17, 2004, substantially in the form attached hereto as Exhibit B.

         7. Closing. Provided that the conditions set forth in Section 6 hereto have been met or waived at such time, the transactions contemplated hereby shall be consummated on February 20, 2004, or at such other time and date as the parties hereto shall agree (each such time and date of payment and delivery being herein called the "Closing"). At the Closing, settlement shall occur through Jeffries & Company, or an affiliate thereof, on a delivery versus payment basis through the DTC ID System.

         8. Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York, without regard to conflict of laws principles. Any right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the issuance and sale of the Shares, and the Purchasers' activities pursuant to, or the performance by the Purchasers of the services contemplated by, this Agreement is hereby waived. The Seller hereby submits to the non-exclusive jurisdiction of the federal and New York State courts located in the City of New York in connection with any dispute related to this Agreement or any of the matters contemplated hereby. The Seller agrees that any legal suit, action or proceeding brought by the Purchasers, any of their respective affiliates or any indemnified party to enforce any rights under or with respect to this Agreement or the Offer may be instituted in any state or federal court in the City of New York, State of New York, waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. Nothing in this Section 8 shall affect the right of the Purchasers, any of their respective affiliates or any indemnified party to serve process in any manner permitted by law or limit the right of the Purchasers, any of their respective affiliates or any indemnified party to bring proceedings against the company in the courts of any jurisdiction or jurisdictions.

         9. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only in a writing that is executed by each of the parties hereto.

         10. Successors and Assigns. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Seller and the Purchasers and such other parties entitled to indemnification pursuant to the terms of Section 5(b), and the respective successors and assigns of such parties. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof. This Agreement may not be assigned by the Seller or the Purchasers without the prior written consent of the other party hereto.

         11. Counterparts. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                  BNP RESIDENTIAL PROPERTIES INC.


                  By:        /s/ Philip S. Payne
                        ----------------------------------------------------
                        Name:  Philip S. Payne
                        Title:  Chairman and CFO

                  DIRECT PURCHASERS:


                  RMR REAL ESTATE FUND


                  By:        /s/ Thomas M. O'Brien
                        ----------------------------------------------------
                        Name:  Thomas M. O'Brien
                        Title:  President


                  MONMOUTH CAPITAL CORP.


                  By:        /s/ Eugene W. Landy
                        ----------------------------------------------------
                        Name:  Eugene W. Landy
                        Title:  President


                  UNITED MOBILE HOMES, INC.


                  By:        /s/ Eugene W. Landy
                        ----------------------------------------------------
                        Name:  Eugene W. Landy
                        Title:  Chairman of the Board

                  SALIENT TOTAL RETURN FUND, L.P.


                  By:   Salient Capital Management, LLC,
                        as general partner


                  By:        /s/ Jeremy L. Radcliffe
                        ----------------------------------------------------
                        Name:  Jeremy L. Radcliffe
                        Title:  Manager


                  MILLENCO, L.P.


                  By:        /s/ Terrence Feeney
                        ----------------------------------------------------
                        Name:  Terrence Feeney
                        Title:  COO

                  INVESTMENT ADVISERS:


                  KENSINGTON INVESTMENT GROUP, INC., on behalf of itself (solely with respect to paragraph 4) and each Client set forth under its name on Schedule A


                  By:        /s/ Joel S. Beam
                        ----------------------------------------------------
                        Name:  Joel S. Beam
                        Title:  EVP


                  NEUBERGER BERMAN MANAGEMENT, INC., on behalf of itself (solely with respect to paragraph 4) and each Client set forth under its name on Schedule A)


                  By:        /s/ Steven R. Brown
                        ----------------------------------------------------
                        Name:  Steven R. Brown
                        Title:  Portfolio Manager


                  CLIFFWOOD PARTNERS LLC, on
                      behalf of itself (solely with respect to paragraph 4) and each Client set forth under its name on Schedule A


                  By:        /s/ Carl Tash
                        ----------------------------------------------------
                        Name:  Carl Tash
                        Title:  CEO


                  KAYNE ANDERSON CAPITAL ADVISORS, L.P., on behalf of itself
                      (solely with respect to paragraph 4) and each Client set forth under its name on Schedule A


                  By:        /s/ David Shladovsky
                        ----------------------------------------------------
                        Name:  David Shladovsky
                        Title:  General Counsel

                  PINNACLE TRUST CO., LTA, on behalf of itself (solely with
                      respect to paragraph 4) and each Client set forth under its name on Schedule A


                  By:        /s/ Bruce G. Garrison
                        ----------------------------------------------------
                        Name:  Bruce G. Garrison
                        Title:  Director - REITs


                  CLARION CRA REAL ESTATE SECURITIES L.P., on behalf of itself
                      (solely with respect to paragraph 4) and each Client set forth under its name on Schedule A


                  By:        /s/ Sherry L. Rexroad
                        ----------------------------------------------------
                        Name:  Sherry L. Rexroad
                        Title:  Senior Director


                  K.G.  REDDING & ASSOCIATES,
                        LLC, on behalf of itself (solely with
                        respect to paragraph 4) and each Client
                        set forth under its name on Schedule A


                  By:        /s/ Jason Baine
                        ----------------------------------------------------
                        Name:  Jason Baine
                        Title:  Portfolio Manager

                  CASHEL CAPITAL ADVISORS, INC., on behalf of itself (solely with respect to paragraph 4) and each Client set forth under its name on Schedule A


                  By:        /s/ Christopher J. Phelan
                        ----------------------------------------------------
                        Name:  Christopher J. Phelan
                        Title:  President